Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S- I of our report dated August 29, 2008 relating to the consolidated financial statements of Color Accents Holding, Inc. and subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb &Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 15, 2008

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com